Exhibit 99.1

Corporate Office 150 King Street West, Suite 2200 P.O. Box 38 Toronto, ON M5H 1J9 Phone: +1 416 342 5560 Fax: +1 416 348 0303

NEWS RELEASE

Lundin Mining Commences All Cash Offer to Acquire Nevsun

Toronto, July 26, 2018 (TSX: LUN; Nasdaq Stockholm: LUMI) Lundin Mining Corporation (“Lundin Mining” or the “Company”) announced today that it has formally commenced the offer (the “Offer”) to acquire all of the issued and outstanding common shares (“Nevsun Shares”) of Nevsun Resources Ltd. (“Nevsun”) (TSX:NSU, NYSEMKT:NSU). The notice and advertisement of the Offer appear in the July 26, 2018 editions of the Globe & Mail and Le Devoir, and the Offer and take-over bid circular (the “Offer and Circular”) and related documents will be filed with the Canadian securities regulators on SEDAR under Nevsun’s profile at www.sedar.com and with the United States Securities and Exchange Commission at www.sec.gov.

Under the terms of the offer, Nevsun shareholders will receive C$4.75 in cash for each Nevsun Share tendered to the Offer. The Offer represents a significant premium of 82% to the closing price of C$2.61 per Nevsun Share on the TSX as of February 6, 2018, the date of the first proposal to Nevsun related to Lundin Mining’s interest. The Offer also represents a significant premium of 33% to the closing price of C$3.58 per Nevsun Share as of April 30, 2018, the date of Lundin Mining’s previously announced public proposal to Nevsun and a 42% premium to the volume weighted average trading price of C$3.36 per Nevsun Share on the TSX over the 20 trading days ended April 30, 2018.

Lundin Mining has formally requested the Nevsun securityholder list and intends to mail the Offer and Circular and related documents to Nevsun’s securityholders as soon as practicable following receipt of this information. The Offer is open for acceptance until 5:00 p.m. (Toronto time) on November 9, 2018. Subject to applicable securities laws, the deposit period may be extended, or in certain circumstances reduced, by Lundin Mining.

The Offer is being undertaken in accordance with National Instrument 62-104 – Take-Over Bids and Issuer Bids and is subject to a number of customary conditions, including: (i) there being deposited under the Offer, and not withdrawn, at least 66 2/3% of the outstanding Nevsun Shares (calculated on a fully diluted basis), excluding Nevsun Shares held by Lundin Mining; (ii) receipt of all governmental, regulatory and third party approvals that considered necessary or desirable in connection with the Offer; (iii) no material adverse effect having occurred with respect to Nevsun; and (iv) the statutory minimum tender condition of 50% of the outstanding Nevsun Shares, excluding Nevsun Shares held by Lundin Mining (which cannot be waived).

Lundin Mining encourages securityholders of Nevsun to read the full details of the Offer set forth in the Offer and Circular which contains the full terms and conditions of the Offer and other important information as well as detailed instructions on how Nevsun shareholders can tender their Nevsun Shares to the Offer. For assistance in depositing Nevsun Shares to the Offer, Nevsun shareholders should contact the Information Agent and Depositary, Kingsdale Advisors, who can be contacted at 1-866-851-

3214 toll free in North America or at 1-416-867-2272 outside of North America or by e-mail at contactus@kingsdaleadvisors.com.

The offer documents will also be available on Lundin Mining’s website at www.lundinmining.com.

TD Securities Inc. and GMP Securities Inc. are acting as financial advisors to Lundin Mining and Cassels Brock & Blackwell LLP and Paul, Weiss, Rifkind, Wharton & Garrison LLP are acting as Lundin Mining’s legal advisors in connection with the Offer.

About Lundin Mining

Lundin Mining is a diversified Canadian base metals mining company with operations in Chile, the United States of America, Portugal, and Sweden, primarily producing copper, nickel and zinc. In addition, Lundin Mining holds an indirect 24% equity stake in the Freeport Cobalt Oy business, which includes a cobalt refinery located in Kokkola, Finland.

Cautionary Statement in Forward-Looking Information

Certain of the statements made and information contained herein, other than statements of historical fact and historical information, is “forward-looking information” within the meaning of applicable Canadian securities laws. Forward-looking information includes, but is not limited to, statements with respect to the anticipated timing, mechanics, completion and settlement of the Offer, and the ability of Lundin Mining to complete the transactions contemplated by the Offer. Words such as “will”, “intends”, “expects”, “believe”, “anticipate”, “possible”, “if”, “will be”, “may” and “schedule”, or variations of these terms or similar terminology or statements that certain actions, events or results “could” occur or be achieved are intended to identify such forward-looking information. Although the Company believes that the expectations reflected in the forward-looking information contained herein are reasonable, these statements by their nature involve risks and uncertainties, and are not guarantees of future performance. Forward-looking information is based on a number of assumptions, and subject to a variety of risks and uncertainties which could cause actual events or results to differ from those reflected in the forward-looking statements. Risks include but are not limited to the risk that the conditions to the Offer will not be satisfied on a timely basis or at all and the failure of the transaction to be consummated for any other reason, competitive responses to the announcement of the Offer, actions that may be taken by Nevsun or by its security holders in respect of the Offer, as well as additional risks disclosed in filings made by the Company with Canadian securities regulatory authorities. There can be no assurance that the Offer will be successful or that, if successful, that the combination of the operations of Lundin Mining and Nevsun will achieve the anticipated benefits. Should one or more of these risks and uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described in forward-looking statements. Accordingly, readers should not to place undue reliance on forward-looking statements. The Company disclaims any intention or obligation to update or revise any forward-looking statements or to explain any material difference between subsequent actual events and such forward-looking statements, except to the extent required by applicable law.

Cautionary Statement Respecting the Offer

THE TAKE-OVER BID CIRCULAR CONTAINS IMPORTANT INFORMATION ABOUT THE OFFER AND SHOULD BE READ IN ITS ENTIRETY BY NEVSUN’S SHAREHOLDERS. NEVSUN’S SHAREHOLDERS MAY OBTAIN, AT NO CHARGE, A COPY OF

THE TAKE-OVER BID CIRCULAR AND VARIOUS ASSOCIATED DOCUMENTS UNDER NEVSUN’S PROFILE ON THE SYSTEM FOR ELECTRONIC DOCUMENT ANALYSIS AND RETRIEVAL (SEDAR) AT WWW.SEDAR.COM AND ON THE SECURITIES AND EXCHANGE COMMISSION (SEC) WEBSITE AT WWW.SEC.GOV. NEVSUN’S SHAREHOLDERS ARE URGED TO READ SUCH MATERIALS AS THEY CONTAIN IMPORTANT INFORMATION THAT NEVSUN SHAREHOLDERS SHOULD CONSIDER BEFORE MAKING ANY DECISION WITH RESPECT TO THE OFFER. THIS ANNOUNCEMENT IS FOR INFORMATIONAL PURPOSES ONLY AND DOES NOT CONSTITUTE OR FORM PART OF ANY OFFER OR INVITATION TO PURCHASE, OTHERWISE ACQUIRE, SUBSCRIBE FOR, SELL, OTHERWISE DISPOSE OF OR ISSUE, OR ANY OTHER SOLICITATION OF ANY OFFER TO SELL, OTHERWISE DISPOSE OF, ISSUE, PURCHASE, OTHERWISE ACQUIRE OR SUBSCRIBE FOR ANY SECURITY. THE OFFER WAS NOT MADE IN, NOR WILL DEPOSITS OF SECURITIES BE ACCEPTED FROM A PERSON IN, ANY JURISDICTION IN WHICH THE MAKING OR ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION. HOWEVER, LUNDIN MINING MAY, IN ITS SOLE DISCRETION, TAKE SUCH ACTION AS IT DEEMS NECESSARY TO EXTEND THE OFFER IN ANY SUCH JURISDICTION.

This is information that Lundin Mining Corporation is obliged to make public pursuant to the EU Market Abuse Regulation. The information was submitted for publication, through the agency of the contact persons set out below on July 26, 2018 at 2:30 a.m. Eastern Time.

For further information, please contact:

Mark Turner, Director, Business Valuations and Investor Relations: +1-416-342-5565

Sonia Tercas, Senior Associate, Investor Relations: +1-416-342-5583

Robert Eriksson, Investor Relations Sweden: +46 8 545 015 50

For assistance in depositing Nevsun Shares to the Offer, please contact:

Kingsdale Advisors

130 King Street West, Suite 2950

Toronto, ON M5X 1E2

North American Toll Free: 1-866-851-3214

Outside North America: 1-416-867-2272

Email: contactus@kingsdaleadvisors.com